UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 20, 2009
(Date of earliest event reported)

MedCom USA, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25474	65-0287558
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 140
7303 E. Earll Dr.
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

PO Box 90358,
Henderson, NV
89009

(Former address)

(877) 763-3729
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 3, 2009 the Company filed a Form 8-K, which was amended by a filing on April 6, 2009.  Those filings were authorized by Mr. Michael De La Garza, who, as described in Item 5.02, was not an authorized officer of the Company. In view of the unusual circumstances described in Item 5.02, the current Board of Directors needs time to investigate the accuracy of the Company’s financial statements.  Until further notice in a subsequent Form 8-K filing, the Company’s financial statements for the years ended June 30, 2008, June 30, 2007, and June 30, 2006 should not be relied upon.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009,  MedCom USA, Incorporated (the “Company”) received a temporary restraning order in Arizona Superior Court against Michael De La Garza, requiring him to cease holding himself out to be an officer or director of the Company and requiring him to return to the Company’s board of directors all Company property in his possession, custody or control. On April 13, 2009, the Arizona Superior Court, on an application for a preliminary injunction, continued the injunction issued on April 7, 2009 against Mr. De La Garza

.  Previous filings from the Company had described the election of Mr. De La Garza to the Company’s Board of Directors and his appointment as President and Chief Executive Officer.  Based on the records provided to the Company’s management, the Company has concluded that:

•	Mr. De La Garza was never elected or appointed to those positions and has never held any office with the Company; and

•	The Board of Directors of the Company did not authorize the Company to enter into an employment agreement with Mr. De La Garza.

Any statements attributed to the Company to the contrary, including statements in the Company’s filings with the Securities Exchange Commission are hereby disclaimed and withdrawn.

On April 7, 2009, the Board of Directors of the Company appointed William L. Bednarski as President.  Mr. Bednarski served as the Chief Operating Officer of the Company and of Card Activation Technologies Inc., an affiliate of the Company, from September 2006 through April 2007.  Mr. Bednarski served as Vice President of OEM and Licensing Technology with Nellcor Oximetry and Critical Care from January 1992 to October 2004.  Mr. Bednarski was employed by Minrad International, Inc. as Chief Operating Officer from February 2005 to January 2006, and as President from January 2006 through August 2006. After leaving the Company and Card Activation Technologies, Mr. Bednarski served as Chief Executive Officer of BMEYE BV, a medical device company in the Netherlands, from May 2007 through March 2008.  Mr. Bednarski currently serves as CEO of Mansa Medical, a developer of personal health care records.  Mr. Bednarski is a party to an oral employment agreement with the Company, which agreement provides him an opportunity to earn up to $100,000 annually, prorated monthly and determined by the Board of Directors.  At such time as the oral employment agreement is reduced to writing, the Company will file it as an exhibit to an amendment to this filing on Form 8-K.

On January 29, 2009, and in subsequent filings, the Company filed a Form 8-K indicating that Mr. William Williams had been removed from the Board of Directors by the other members of the Board.  Based on the records provided to the Company’s management, Mr. Williams was never removed from the Board of Directors in accordance with applicable law, and any statements attributed to the Company to the contrary are hereby disclaimed and withdrawn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedCom USA, Incorporated

	By:	/s/ William Bednarski
William Bednarski
President

Date: April 20, 2009